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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement of CastlePoint Holdings, Ltd. on Form S-1 (File No. 333-139939), of our report dated February 28, 2007 relating to the financial statements and financial statement schedules, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Regulation" in such Registration Statement.

/s/ PricewaterhouseCoopers

Hamilton, Bermuda
February 28, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM